                                                                    Exhibit 99.2

                              [Genesis letterhead]



                                December 16, 2002

Via Telecopy and Overnight Courier
NCS HealthCare, Inc.
3201 Enterprise Parkway, Suite 220
Beachwood, Ohio 44122
Attn: Jon H. Outcalt
      Chairman of the Board of Directors

Dear Mr. Outcalt:

          Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 28, 2002, by and among Genesis Health Ventures, Inc. ("Genesis"), Geneva Sub, Inc. and NCS HealthCare, Inc. ("NCS"). All capitalized terms not otherwise defined herein shall the meaning ascribed to such terms in the Merger Agreement.

          By this letter, Genesis hereby terminates the Merger Agreement pursuant to Section 7.1(g)(iii) of the Merger Agreement. Accordingly, pursuant to Sections 7.2(b) and 7.2(d) of the Merger Agreement, NCS is hereby obligated to pay to Genesis, not later than the close of business on December 17, 2002 and by wire transfer of immediately available funds, a Termination Fee in the amount of $6,000,000. Pursuant to Section 7.2(a) of the Merger Agreement, such payment obligation survives termination of the Merger Agreement. Genesis's wire transfer instructions will be forwarded shortly under separate cover.

                                         Very truly yours,

                                         GENESIS HEALTH VENTURES, INC.

                                         By: /s/ George V. Hager, Jr.
                                             -----------------------------------
                                             Name: George V. Hager, Jr.
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


cc:      Gerald D. Stethem
          NCS HealthCare, Inc.

         H. Jeffrey Schwartz, Esq.
         Megan L. Mehalko, Esq.
          Benesch, Friedlander, Coplan & Aronoff, LLP

         Mark Gordon, Esq.
          Wachtell, Lipton, Rosen & Katz